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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
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              Name                               Jurisdiction of Organization
Bell Microproducts Canada Inc.                            California
Bell Microproducts Canada - Tenex Data ULC               Nova Scotia
Bell Microproducts - Future Tech, Inc.                    California
Don Bell Microproducts Chile, S.A.                          Chile
Bell Microproducts do Brasil, Ltda.                         Brazil
Bell Microproducts Limited                              United Kingdom
Ideal Hardware Limited                                  United Kingdom
Ideal Hardware (Europe) Limited                         United Kingdom
Logical Online Limited                                  United Kingdom
Unifund Limited                                         United Kingdom
Ideal UniSolve Limited                                  United Kingdom
Rorke Data, Inc.                                          Minnesota
Rorke Data Europe Holding B.V.                           Netherlands
Rorke Data Europe B.V.                                   Netherlands
Rorke Data Europe Realty B.V.                            Netherlands
Rorke Data Italy s.r.l.                                     Italy
Bell Microproducts Europe Inc.                            California
Bell Microproducts Europe Limited                       United Kingdom

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